                                                                EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Form 8-K under the Securities Exchange Act of 1934 of FPA Medical Management, Inc. of the report of Stevenson, Jones, Imig, Holmaas & Kleinhans, P.C. dated April 27, 1994 on the financial statements of Thomas-Davis Medical Centers, P.C. as of December 31, 1993 and for the year then ended contained in Registration Statement No. 33-13535 of FPA Medical Management, Inc. on Form S-4 under the Securities Act of 1933.





STEVENSON, JONES & HOLMAAS, P.C.
Tucson, Arizona

January 8, 1997